Exhibit 99.B(11)(a)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

March 17, 2016

Victory Portfolios

3435 Stelzer Road

Columbus, Ohio 43219

Re:  Units of Beneficial Interest of Victory Portfolios

Ladies and Gentlemen:

We refer to the Registration Statement on Form N-14 (the “Registration Statement”), File No. 333-209399, filed by Victory Portfolios (the “Trust”), a Delaware statutory trust, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”).  The Registration Statement relates to the registration and issuance of an indefinite number of units of beneficial interest (the “Shares”), par value $0.001 per Share, of:

•                  Victory RS Focused Growth Opportunity Fund,

•                  Victory RS Focused Opportunity Fund,

•                  Victory RS Growth Fund,

•                  Victory RS Mid Cap Growth Fund,

•                  Victory RS Select Growth Fund,

•                  Victory RS Small Cap Equity Fund,

•                  Victory RS Small Cap Growth Fund,

•                  Victory RS Science and Technology Fund,

•                  Victory RS Investors Fund,

•                  Victory RS Large Cap Alpha Fund,

•                  Victory RS Partners Fund,

•                  Victory RS Value Fund,

•                  Victory RS Global Fund,

•                  Victory RS International Fund,

•                  Victory RS China Fund,

•                  Victory RS Emerging Markets Fund,

•                  Victory RS Emerging Markets Small Cap Fund,

•                  Victory Global Natural Resources Fund,

•                  Victory INCORE Investment Quality Bond Fund,

•                  Victory INCORE Low Duration Bond Fund,

•                  Victory High Yield Fund,

•                  Victory Tax-Exempt Fund,

•                  Victory High Income Municipal Bond Fund,

•                  Victory Floating Rate Fund and

•                  Victory Strategic Income Fund

(collectively, the “Acquiring Funds” and each, individually, an “Acquiring Fund”), each a Series of the Trust.  Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Instrument of the Trust dated as of March 27, 2000, as amended by the Amendment thereto dated as of August 19, 2015 (as so amended, the “Governing Instrument”).

We understand that, pursuant to an Agreement and Plan of Reorganization (the “Plan”) to be entered into by the Trust, on behalf of the Acquiring Funds, and RS Investment Trust (“RS Investment Trust”), on behalf of:

•                  RS Focused Growth Opportunity Fund,

•                  RS Focused Opportunity Fund,

•                  RS Growth Fund,

•                  RS Mid Cap Growth Fund,

•                  RS Select Growth Fund,

•                  RS Small Cap Equity Fund,

•                  RS Small Cap Growth Fund,

•                  RS Technology Fund,

•                  RS Investors Fund,

•                  RS Large Cap Alpha Fund,

•                  RS Partners Fund,

•                  RS Value Fund,

•                  RS Global Fund,

•                  RS International Fund,

•                  RS China Fund,

•                  RS Emerging Markets Fund,

•                  RS Emerging Markets Small Cap Fund,

•                  RS Global Natural Resources Fund,

•                  RS Investment Quality Bond Fund,

•                  RS Low Duration Bond Fund,

•                  RS High Yield Fund,

•                  RS Tax-Exempt Fund,

•                  RS High Income Municipal Bond Fund,

•                  RS Floating Rate Fund and

•                  RS Strategic Income Fund,

each a Series of RS Investment Trust (collectively, the “Existing Funds” and each, individually, an “Existing Fund”), and subject to the conditions set forth therein, Shares of each Acquiring Fund will be issued to the corresponding Existing Fund (as set forth on Exhibit A hereto) and then distributed to the shareholders of such Existing Fund in connection with the liquidation and termination of such Existing Fund.

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us:

(1)                                 the Plan;

(2)                                 Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-14 as filed with the Securities and Exchange Commission on March 17, 2016, to which the Plan is attached as an exhibit (the “Registration Statement”);

(3)                                 the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on December 21, 1995 (under the name The Victory Portfolios), as amended by the Certificate of Amendment thereto as filed in the State Office on September 16, 2015 (reflecting a change in its name to Victory Portfolios) (as so amended, the “Certificate”);

(4)                                 the Governing Instrument;

(5)                                 the Trust Instrument of the Trust dated as of December 6, 1995, as amended on February 19, 1997 and October 23, 1997 (as amended, the “Original Governing Instrument”);

(6)                                 the Bylaws of the Trust;

(7)                                 Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Victory Portfolios, a Massachusetts business trust and the predecessor to the Trust (the “Predecessor Trust”) by which the Trust adopted such Registration Statement and the Predecessor Trust’s Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission on December 28, 1995;

(8)                                 certain resolutions of the Trustees of the Trust including resolutions dated December 6, 1995 relating to the organization of the Trust and resolutions dated January 26, 2016 relating to the establishment of the Acquiring Funds and to the approval and authorization of the Plan (collectively, the “Resolutions” and, together with the Governing Instrument and the Bylaws of the Trust, the “Governing Documents”); and

(9)                                 a certification of good standing of the Trust obtained as of a recent date from the State Office.

In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:

(i)                                     the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization;

(ii)                                  the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including, without limitation, the due adoption of the Plan and the Resolutions by the Trustees of the Trust prior to the execution of the Plan and the first issuance of Acquiring Fund Shares pursuant thereto) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders;

(iii)                               the payment of consideration for Acquiring Fund Shares, and the application of such consideration, as provided in the Governing Documents and the Plan, the satisfaction of all conditions precedent to the issuance of Acquiring Fund Shares pursuant to the Plan and compliance with all other terms, conditions and restrictions set forth in the Plan and the Governing Documents in connection with the issuance of Acquiring Fund Shares;

(iv)                              that appropriate notation of the names and addresses of, the number of Acquiring Fund Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Acquiring Fund Shares;

(v)                                 that no event has occurred, or prior to the issuance of Acquiring Fund Shares pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Trust under Sections 11.04 or 11.05 of the Original Governing Instrument or Sections 11.04 or 11.05 of the Governing Instrument, as applicable;

(vi)                              that no event has occurred, or prior to the issuance of Shares pursuant to the Plan will occur, that would cause a termination or dissolution of any of the Acquiring Funds under Sections 2.06 or 11.04 of the Original Governing Instrument or Sections 2.06 or 11.04 of the Governing Instrument, as applicable;

(vii)                           that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.;

(viii)                        that the final form of the Plan is in the form presented to the Trustees of the Trust for approval; and

(ix)                              that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced.

We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein.  Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust or the Acquiring Fund Shares.  As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States.  In rendering this opinion, without independent verification, and with your permission, we have relied solely upon an opinion of Morris, Nichols, Arsht & Tunnell LLP (the “Local Counsel Opinion”), special Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth in the Local Counsel Opinion, which are incorporated herein by reference.  No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.                                      The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.  Each Acquiring Fund is a validly existing Series of the Trust.

2.                                      The Shares of each Acquiring Fund to be issued to the corresponding Existing Fund (as set forth on Exhibit A hereto) and then distributed to such Existing Fund’s shareholders pursuant to the terms of the Plan have been duly authorized for issuance and, upon such issuance, will be validly issued, fully paid and non-assessable.

This opinion is solely for your benefit, may not be relied on by any person or for any purpose and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm.  This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

Notwithstanding the previous paragraph, we consent to the filing of this opinion with the Commission as an exhibit to a pre-effective amendment to the Trust’s Registration Statement (or an amendment thereto).  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

In addition, we hereby consent to the use of our name and to the reference to our firm under the heading “Counsel” in the Statement of Additional Information.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP

Exhibit A

Acquiring Funds	Corresponding Existing Funds

Victory RS Focused Growth Opportunity Fund	RS Focused Growth Opportunity Fund
Victory RS Focused Opportunity Fund	RS Focused Opportunity Fund
Victory RS Growth Fund	RS Growth Fund
Victory RS Mid Cap Growth Fund	RS Mid Cap Growth Fund
Victory RS Select Growth Fund	RS Select Growth Fund
Victory RS Small Cap Equity Fund	RS Small Cap Equity Fund
Victory RS Small Cap Growth Fund	RS Small Cap Growth Fund
Victory RS Science and Technology Fund	RS Technology Fund
Victory RS Investors Fund	RS Investors Fund
Victory RS Large Cap Alpha Fund	RS Large Cap Alpha Fund
Victory RS Partners Fund	RS Partners Fund
Victory RS Value Fund	RS Value Fund
Victory RS Global Fund	RS Global Fund
Victory RS International Fund	RS International Fund
Victory RS China Fund	RS China Fund
Victory RS Emerging Markets Fund	RS Emerging Markets Fund
Victory RS Emerging Markets Small Cap Fund	RS Emerging Markets Small Cap Fund
Victory Global Natural Resources Fund	RS Global Natural Resources Fund
Victory INCORE Investment Quality Bond Fund	RS Investment Quality Bond Fund
Victory INCORE Low Duration Bond Fund	RS Low Duration Bond Fund
Victory High Yield Fund	RS High Yield Fund
Victory Tax-Exempt Fund	RS Tax-Exempt Fund
Victory High Income Municipal Bond Fund	RS High Income Municipal Bond Fund
Victory Floating Rate Fund	RS Floating Rate Fund
Victory Strategic Income Fund	RS Strategic Income Fund